EXHIBIT 10.05


                            ASSET PURCHASE AGREEMENT

        Agreement effective as of June 30, 1996, by and between DUNCAN HILL CO., LTD., an Ohio corporation, 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718 ("Seller") and KIDS STUFF, INC., a Delaware corporation, 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718 ("Buyer").


                                R E C I T A L S:

        WHEREAS, Seller received the assets and liabilities of its subsidiary Perfectly Safe, Inc. ("Perfectly Safe") in a liquidating distribution under Section 332 of the Internal Revenue Code of 1986, as amended; and

        WHEREAS, Seller desires to sell the Perfectly Safe assets to Buyer as well as certain other assets of Duncan Hill used to perform telemarketing, order fulfillment, data processing and administrative functions, all of which are identified on Exhibit A hereto.

        WHEREAS, Buyer desires to acquire the assets set forth in Exhibit A upon the terms and conditions stated herein.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. TRANSFER AND SALE. Seller shall transfer, sell, assign and convey unto Buyer, and Buyer shall purchase from Seller, for the Purchase Price set forth in Paragraph 4 below, the assets identified and described on Exhibit A attached hereto and made a part hereof (the "Assets").

        2. CLOSING. The closing shall take place at the office of Kids Stuff, Inc., 7245 Whipple Ave., N.W., N. Canton, Ohio 44720.

        3. TRANSFER AT CLOSING. At the time of the closing, Seller shall transfer to Buyer, free and clear of any lien or encumbrance (except as otherwise provided herein), all of the Assets identified on Exhibit A. Upon Buyer's demand, Seller shall execute and deliver all other documents necessary to give full effect to the terms of this Agreement.

        4. PURCHASE PRICE. The purchase price payable by Buyer for the Assets transferred and sold hereunder shall be $2,613,404.00 payable at the closing as follows:

               (a) Buyer shall execute and deliver to Seller a certain Promissory Note, a form of which is attached hereto as Exhibit B, for the principal amount of $366,858.00 repayable upon the terms and conditions stated therein;

               (b) The assumption by Buyer of accounts payable of Perfectly Safe as of June 30, 1996 in the amount of $1,215,703; the assumption by Buyer of Seller's obligations in the amount of $650,000 as of June 30, 1996 under Seller's credit facility at United National Bank and Trust Company; and, Seller's assumption of Perfectly Safe's deferred federal income tax liability in the amount of $75,843, as of June 30, 1996; and,

               (c) The issuance to Seller of 2,400,000 shares of Buyer's common stock valued at $.125 per share and 5,000,000 shares of Series A Preferred Stock Value at $.001 per share.

        5. REPRESENTATIONS OF SELLER. Seller warrants and represents that the following are now true and will be true at closing:

               (a) Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio, and has the requisite corporate power and authority to own and operate its property and to carry on its business as now conducted.

               (b) Seller has all requisite power and full legal right to enter into this Agreement with Buyer and to perform all of its agreements and obligations hereunder in accordance with its terms. This Agreement has been duly authorized by Seller's Board of Directors, has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller.

               (c) Seller has good and marketable title to the Assets, free and clear of all liens, pledges, charges, security interests, mortgages, encumbrances or title retention agreements except for the lien of United National Bank &Trust. All of the fixed Assets shall be in good operating condition and repair, and free from material defects.

               (d) The sale, assignment, transfer, conveyance and delivery of the Assets will not conflict with or violate any provision of the Seller's Articles of Incorporation, Code of Regulations, or other any other agreement to which Seller is a party.

        6. REPRESENTATIONS OF BUYER. Buyer warrants and represents the following are now true and will be true at closing:

               (a) Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own and operate its property and to carry on its business as now conducted.

               (b) Buyer has all requisite power and full legal right to enter into this Agreement with Seller and to perform all of its agreements and obligations hereunder in accordance with its terms. This Agreement has been duly authorized by Buyer's Board of Directors, has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer.

               (c) The purchase and acceptance of delivery of the Assets by Buyer will not conflict with or violate any provision of the Buyer's Certificate of

                      Incorporation, By-Laws, or other any other agreement to which Buyer is a party.

        7. ACCESS AND INFORMATION. Seller shall give to Buyer and its counsel, accountants and other representatives full access, during normal business hours throughout the period before the closing, to all of Seller's books, contracts, commitments and records, and shall furnish Buyer during such period with all information concerning Seller's affairs that Buyer reasonably requests.

        8. NO VIOLATION. The parties represent to each other that their performance of this Agreement, including any conditions or surviving warranties or representations, is not in violation of any law, statute, local ordinance, state or federal regulation, court order or administrative ruling.

        9. SURVIVAL OF WARRANTIES. All representations and warranties made herein shall survive the closing and continue to be enforceable by the parties hereto after the termination of this Agreement.

        10. GOVERNING LAW. This Agreement shall be construed and interpreted under the laws of the State of Ohio.

        11. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

        12. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and be deemed to have been duly given if delivered or mailed, first class postage prepaid, to the address of the appropriate party shown at the outset of this Agreement.

        14. NON-WAIVER. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

        15. HEADINGS. Headings in this Agreement are for reference and convenience only and shall not be used to interpret or construe its provisions.

        16. TIME. Time is of the essence of this Agreement. It is the intent of the parties that the transactions contemplated by this Agreement be effective as of June 30, 1996.

        17. ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior agreements and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It may not be amended or modified except by an instrument executed by the parties.

        IN WITNESS WHEREOF, the parties hereto have signed this instrument.

                        DUNCAN HILL CO., LTD.



                        By:     /s/ WILLIAM L. MILLER, PRESIDENT
                                ----------------------------------------------
                                William L. Miller, President





                                KIDS STUFF, INC.



                        By:     /s/ WILLIAM L. MILLER, CHIEF EXECUTIVE OFFICER
                                ----------------------------------------------
                                William L. Miller, Chief Executive Officer

                                    EXHIBIT A
                               SCHEDULE OF ASSETS



Inventories
Deferred Catalog Expense
Prepaid Assets & Deposits
Receivable from Affiliates
Data Processing Equipment
Machinery and Equipment
Vehicles
Furniture & Fixtures
Customer Lists
Development & Catalog Costs
Goodwill

                                    EXHIBIT B
                                 PROMISSORY NOTE

$366,858.00                  PROMISSORY NOTE                 June 30, 1996
                             ===============


        FOR VALUE RECEIVED, KIDS STUFF, INC. a Delaware corporation, whose address is 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718 ("Borrower") promises to pay to DUNCAN HILL CO., LTD., an Ohio corporation ("Lender"), as hereinafter set forth, the principal sum of Three Hundred Sixty Six Thousand Eight Hundred Fifty Eight and 00\100 Dollars ($366,858.00) with interest thereon from the date hereof at the rate of eight percent (8%) per annum.

         Payments of principal and interest shall be made as follows: The payment of the first installment of $66,858.00 in principal plus interest accrued thereon to date shall be due and payable on June 30, 1997; the second installment of $100,000.00 in principal plus interest accrued thereon to date shall be due and payable on June 30, 1998; the third installment of $100,000.00 in principal plus interest accrued thereon to date shall be due and payable on June 30,1999; and the final installment of $100,000.00 in principal plus interest accrued thereon to date shall be due and payable on June 30, 2000.

        If any of the following events shall occur and be continuing, it shall constitute an Event of Default under this Note:

        (a) Failure to make any payments of principal or interest required to be made under this Note within thirty (30) days (excluding bank holidays) after the same shall become due;

        (b) Failure to perform or observe any covenant, term or condition contained in this Note and such default shall not have been remedied for a period of thirty (30) days following written notice thereof by Lender.

        Upon any Event of Default, and if such default shall continue for a period of thirty (30) days, then the Lender may, at his option and without further notice, declare the unpaid principal hereof and all accrued interest thereon to be at once due and payable in full.

        There shall be no prepayment penalty in the event that the undersigned prepays all or a portion of the principal sum and accrued interest evidenced hereby.

          The Borrower and all indorsers, sureties, and guarantors hereof, jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance performance, default, indorsement, or guaranty of this instrument.

                              BORROWER:

                              KIDS STUFF, INC.

                       By: //S WILLIAM L. MILLER, CHIEF EXECUTIVE OFFICER
                           ----------------------------------------------
                              William L. Miller, Chief Executive Officer

                                    EXHIBIT C
                      SCHEDULE OF ASSUMED ACCOUNTS PAYABLE

Miscellaneous Payables in the amount of $1,215,703